UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2019

PLUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4200 Marathon Blvd., Suite 200, Austin, Texas 78756

(Address of principal executive offices, with zip code)

(737) 255-7194

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	PSTV	The Nasdaq Capital Market
Series S Warrant	PSTVZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2019, the Board of Directors (the “Board”) of Plus Therapeutics, Inc. (the “Company”) appointed An van Es-Johansson, M.D. to the Board, effective as of January 1, 2020. Dr. van Es-Johansson was appointed to the Board upon the recommendation of the Governance and Nominating Committee of the Board, and pursuant to the bylaws of the Company. Dr. van Es-Johansson is expected to serve on the Compensation Committee and Governance and Nominating Committee of the Board.

Dr. van Es-Johansson will receive an annual retainer of $40,000 for her service on the Board, and an additional $5,000 for each committee on which she serves. In connection with her appointment to the Board, Dr. van Es-Johansson will also receive an initial grant of options to purchase up to 6,000 shares of common stock of the Company, which will have an exercise price per share equal to the fair market value of the common stock on the date of grant and which are expected to vest and become exercisable in monthly installments over the next two years, subject to a one-year cliff. Dr. van Es-Johansson will be eligible for ongoing compensation for her service on the Board and any committees thereof on which she serves in accordance with the Company’s standard non-employee director compensation program.

The Company will enter into an indemnification agreement with Dr. van Es-Johansson. There are no arrangements or understandings between Dr. van Es-Johansson and any other persons pursuant to which she was selected as a director, and there are no transactions in which the Company is a party and in which Dr. van Es-Johansson has a material interest subject to disclosure under Item 404(a) of Regulation S-K. The Board has determined that Dr. van Es-Johansson meets the applicable independence requirements of The Nasdaq Stock Market LLC.

Item 8.01 Other Events

On January 2, 2020, the Company issued a press release announcing Dr. van Es-Johansson’s appointment to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 2, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUS THERAPEUTICS, INC.

Date: January 2, 2020	By: /s/ Marc H. Hedrick, M.D.
Marc H. Hedrick, M.D.
President and Chief Executive Officer